News Release   FOR IMMEDIATE RELEASE: JANUARY 19, 1994




                         Santa Fe Pacific Corporation

                         1700 East Golf Road
                         Schaumburg, Illinois 60173-5860

                         Corporate Communications Department



                         Contact:  Cathy Westphal
                                   (708) 995-6273


                         Release #   13









                                      HIGHLIGHTS
                                 Fourth Quarter 1993

           Overall Results
            - Net income of $67.0 million up 53% from 1992 adjusted net income
            -  Earnings of $0.36 per share
            -  Higher operating income at all segments

           Railway Results
            - Record operating income of $114.8 million up 25%, including an $8 million recovery of flood costs
            -  Revenues of $631.1 million up 9%
            -  Traffic volumes up 8%
            -  Operating ratio improves to 81.8%

           Gold Results
            -  Operating income of $21.2 million more than double 1992
            -  241,000 ounces of gold sold
            - Reserves increased to 14.1 million ounces, up 26% since June 30, 1993

           Pipelines Results
            -  Operating income of $7.5 million up $0.6 million

           Other Highlights
            -  Interest expense of $32.8 million decreased 24%

          FOR IMMEDIATE RELEASE               MEDIA CONTACT: Cathy Westphal
          #13                                                (708) 995-6273





          FOURTH QUARTER EARNINGS PER SHARE RISE 50%



               SCHAUMBURG, ILLINOIS, JANUARY  19, 1994 -- Santa  Fe Pacific

          Corporation (SFP)  reported fourth  quarter net  income of  $67.0 million, or  $0.36 per share  compared to adjusted net  income of

          $43.9 million, or $0.24 per  share last year. Including a pre-tax gain  of $204.9  million related  to the  sale of  rail  lines in southern California and an after tax extraordinary charge of $5.0 million for early retirement of  debt, 1992 net income was $168.9 million or $0.91 per share.

               "Our  fourth quarter performance was  a great finish for the company in 1993," said Robert  D. Krebs, chairman, president  and

          chief  executive officer.   "The  railroad  achieved the  highest

          quarterly operating income  in its history  and our gold  company more than doubled its 1992 fourth quarter earnings."

          RAILWAY RESULTS

               Santa Fe Railway reported fourth quarter operating income of

          $114.8  million,  a  25%  increase  over  1992.    The  quarterly

          operating ratio improved to 81.8% from 84.1% last year.

               Revenues of $631.1 million increased 9% resulting from an 8%

          increase in loadings and

                                       - more -

                                                               SFP Earnings
                                                                     Page 2

          a 1% increase  in average revenue per car.   Intermodal shipments

          increased 8%  reflecting continued  strength in direct  marketing and international  business. Carload shipments also  increased 8%

          due to growth in automotive and coal business.

               Quarterly operating expenses of $516.3  million increased 6%

          compared  to   1992,   primarily  due   to   increased   traffic.

          Compensation and  benefits expense of $199.8 million rose 3% from

          1992 as increases in  traffic were partially offset  by operating efficiencies.  Fuel  expense  of  $66.9  million  increased  $9.5 million due to a 10% increase in consumption and a 6% increase in price.  Fuel expense  includes a  4.3 cents  per gallon  fuel tax increase that went  into effect on October 1.  Equipment rents of

          $59.3 million increased $7.9 million due to volume  increases and additional equipment leased  for new business. Other  expenses of

          $112.7  million  increased   $5.0  million  and   include  higher

          intermodal drayage and  other contract service costs,  which were partially offset by the recovery of  approximately $8 million for certain flood costs incurred during the third quarter.

          GOLD RESULTS

               Santa Fe Pacific Gold's (SFPG) quarterly operating income of

          $21.2 million  rose $11.5  million compared  to the  same quarter last year.  Gold sales increased 178,000 ounces to 241,000 ounces due to increased sales at all operations including mines acquired as part  of the  asset exchange completed  in the  second quarter

          with  Hanson  Natural  Resources Company.    Fourth  quarter 1992

          results included income from coal and aggregate assets which were exchanged with Hanson.

                                       - more -

                                                               SFP Earnings
                                                                     Page 3


               For the quarter,  average sales price per ounce  of $382 was

          $8  below 1992, but  $9 per   ounce higher than  the average spot

          price for the quarter. Average  cash production cost was $165 per ounce, compared to  $201 in 1992. Total cost  per ounce decreased

          $26  to $239.  Both  cash  and total  production  cost per  ounce benefitted from  increased  production  and  other  efficiencies.

               Yesterday,  SFPG  announced  a 26%  increase  in  proven and

          probable  contained  gold  reserves   from  11.2  million  ounces

          announced  as of  June  30, 1993  to  14.1 million  ounces as  of

          December 31, 1993. SFPG has  more than doubled its reserves since the end of 1992.

          PIPELINE RESULTS

               SFP's  equity   investment  in  Santa  Fe  Pacific  Pipeline

          Partners,  L.P., produced operating income of $7.5 million in the fourth quarter, compared to $6.9  million last year because of an increase in revenues from commercial shipments.

          OTHER INCOME AND INTEREST EXPENSE

               Other  income-net of $1.2 million decreased $6.1 million due principally  to  reduced  land sales  by  the  railroad. Interest expense  of  $32.8  million  declined  $10.3  million  from  1992 reflecting lower outstanding debt levels.

          1993 ANNUAL RESULTS

               Excluding special items, SFP reported adjusted net income of

          $167.6  million, or  $0.90 per  share  for the  year compared  to

          $138.8 million,  or $0.75  per share in  1992. The  improved 1993 performance is  due to higher  Railway and Gold  operating income and  lower interest  expense, offset  by  lower other  income-net related to  reduced land sales  and interest  income. The  higher operating  income at Santa Fe  Railway reflects growth in traffic and continued operating

                                       - more -

                                                               SFP Earnings
                                                                     Page 4


          efficiencies, and occurred despite depressed third quarter income due to the flood. The  increase in Gold operating income includes the  benefits of increased production at all operations including mines acquired  as part  of the asset  exchange completed  in the second quarter with Hanson.

               Including special items,  SFP reported net income  of $338.8 million, or $1.81  per share for the  year compared to a  loss of

          $104.5 million, or $0.57 per share  in 1992.  Annual 1993 results

          include  a  $32.0  million  increase  in  tax  expense   for  the

          retroactive  effect  of  the increase  in  the  maximum corporate federal income tax rate from 34% to 35%, $12.2 million in pre-tax expense for SFP's portion of environmental and litigation charges at Santa Fe Pacific Pipeline Partners, L.P., and $21.6 million in pre-tax gains related to the favorable outcome of arbitration and litigation settlements, all  reflected in the third  quarter.  In addition, 1993 includes a second quarter non-cash pre-tax gain of

          $217.5  million on  the asset  exchange with  Hanson and  a first quarter  pre-tax gain  of $145.4  million from  the sale  of rail lines in southern California to various transit agencies.

               The  1992 results  include the  previously  described fourth quarter  gain on  the sale  of rail  lines and  the extraordinary charge, as well as third quarter pre-tax charges totalling $324.9

          million  related  to   Railway's  crew   consist  agreement   and

          operations centralization and increased environmental accruals at

          Railway and Pipeline.  Results in 1992 also include  a net charge of $163.0 million taken in the first quarter for the adoption  of a new  accounting  method  for  health  and  life  insurance  and disability benefits for retired and inactive employees.



                                       #  #  #


Santa Fe Pacific Corporation
Consolidated Statement of Operations
(Unaudited.  In millions, except per share data)
                                                         Three Months              Twelve Months
                                                      Ended December 31,         Ended December 31,
                                                       1993        1992           1993        1992
                                                   ----------- -----------    ----------- -----------
Revenues
  Rail                                             $    631.1  $    578.7     $  2,409.2  $  2,251.7
  Gold                                                   94.0        46.6          298.6       220.6
  Pipeline                                                7.5         6.9           18.6        24.1
                                                   ----------- -----------    ----------- -----------
Total revenues                                          732.6       632.2        2,726.4     2,496.4
                                                   ----------- -----------    ----------- -----------
Operating Income
  Rail                                                  114.8        92.0          317.7       297.6
  Rail Special Charge                                     -           -              -        (320.4)
  Gold                                                   21.2         9.7           86.5        76.3
  Pipeline                                                7.5         6.9           18.6        24.1
                                                   ----------- -----------    ----------- -----------
Total operating income                                  143.5       108.6          422.8        77.6
Other Income-Net                                          1.2         7.3            6.9         2.2
Gain on Sale of California Lines                          -         204.9          145.4       204.9
Gain on Exchange of Mineral Assets                        -           -            217.5         -
Interest Expense                                         32.8        43.1          142.4       180.2
                                                   ----------- -----------    ----------- -----------

Income Before Income Taxes                              111.9       277.7          650.2       104.5
Income Tax                                               44.9       103.8          311.4        41.0
                                                   ----------- -----------    ----------- -----------
Income Before Extraordinary Charge and
  Cumulative Effect of a Change in Accounting            67.0       173.9          338.8        63.5

Extraordinary Charge on Early Retirement
  of Debt, Net of Income Taxes                            -          (5.0)           -          (5.0)

Cumulative Effect of a Change in Accounting
  for Postretirement and Postemployment Benefits,
  Net of Income Taxes                                     -           -              -        (163.0)
                                                   ----------- -----------    ----------- -----------

Net Income (Loss)                                  $     67.0  $    168.9     $    338.8  $   (104.5)
                                                   =========== ===========    =========== ===========

Income (Loss) Per Share of Common Stock
  Before Extraordinary Charge and Cumulative
    Effect of a Change in Accounting               $     0.36  $     0.94     $     1.81  $     0.34
  Extraordinary Charge                                    -         (0.03)           -         (0.03)
  Cumulative Effect of a Change in Accounting             -           -              -         (0.88)
                                                   ----------- -----------    ----------- -----------
Net Income (Loss) Per Share                        $     0.36  $     0.91     $     1.81  $    (0.57)
                                                   =========== ===========    =========== ===========

Average Number of Common and Common
  Equivalent Shares                                     188.6       185.2          187.2       184.8
                                                   =========== ===========    =========== ===========

Santa Fe Pacific Corporation
(Unaudited, in millions)

Condensed Balance Sheet
                                                          December 31,
                                                        1993        1992
                                                     ----------  ----------
Assets

  Cash and cash equivalents                          $    96.4   $   100.1
  Other current assets                                   482.1       437.5
                                                     ----------  ----------
    Total current assets                                 578.5       537.6
  Properties and other assets                          5,358.5     4,807.8
                                                     ----------  ----------
    Total Assets                                     $ 5,937.0   $ 5,345.4
                                                     ==========  ==========

Liabilities and Shareholders' Equity

  Current liabilities                                $   921.8   $   942.0
  Long-term debt due after one year                    1,185.1     1,245.7
  Other liabilities                                    2,561.8     2,229.2
  Shareholders' equity                                 1,268.3       928.5
                                                     ----------  ----------
    Total Liabilities and Shareholders' Equity       $ 5,937.0   $ 5,345.4
                                                     ==========  ==========

Condensed Statement of Cash Flows
                                                          Three Months           Twelve Months
                                                       Ended December 31,      Ended December 31,
                                                        1993        1992        1993        1992
                                                     ----------  ----------  ----------  ----------
  Cash Provided by Operations                        $   127.2   $   111.5   $   351.9   $   312.2
  Cash Used for Capital Expenditures                    (159.4)     (108.6)     (488.6)     (322.5)
  Proceeds From Sale of Property,
     Plant and Equipment                                  11.1       285.8       247.9       320.7
  Net Borrowings (Repayments)                             51.4      (213.0)     (193.6)     (426.5)
  Cash Dividends Paid                                      -         (18.2)      (18.5)      (18.2)
  Cash Provided by (Used for) Other Activities            22.6        (4.8)       97.2        70.8
                                                     ----------  ----------  ----------  ----------
  Increase (Decrease) in Cash and Cash Equivalents   $    52.9   $    52.7   $    (3.7)  $   (63.5)
                                                     ==========  ==========  ==========  ==========

Santa Fe Pacific Corporation
Supplemental Data
(Unaudited)
                                                Three Months                Twelve Months
                                             Ended December 31,          Ended December 31,
                                             1993          1992          1993          1992
                                         -----------   -----------   -----------   -----------
Rail

Operating expenses (In millions)
  Compensation and benefits              $    199.8    $    194.0    $    799.8    $    798.8
  Fuel                                         66.9          57.4         239.1         205.5
  Equipment rents                              59.3          51.4         229.4         186.0
  Depreciation and amortization                48.0          45.3         188.4         180.8
  Materials and supplies                       29.6          30.9         127.7         127.5
  Other                                       112.7         107.7         507.1         455.5
  Special charge                                -             -             -           320.4
                                         -----------   -----------   -----------   -----------
    Total operating expenses             $    516.3    $    486.7    $  2,091.5    $  2,274.5
                                         ===========   ===========   ===========   ===========


Operating ratio (1)                            81.8 %        84.1 %        86.8 %        86.8 %
Revenue ton-miles (billions)                   24.2          22.2          93.1          85.6
Revenue per revenue ton mile (cents)           2.56          2.57          2.54          2.58
Carloadings (thousands)                       469.4         435.5       1,790.7       1,670.1
Average revenue per car                  $    1,323    $    1,306    $    1,323    $    1,323
Employees (period-end)                       14,794        13,991        14,794        13,991



Gold

Ounces produced (thousands)                     251            49           611           296
Ounces sold (thousands)                         241            63           591           295
Average sales price (per ounce)          $      382    $      390    $      387    $      394
Average production cost (per ounce)      $      239    $      265    $      243    $      222
Average cash production cost (per ounce) $      165    $      201    $      167    $      162

Employees (period-end)                        1,462           993         1,462           993



(1) 1992 excludes $320.4 million special charge.